Exhibit 99.1

           Freescale Semiconductor Reports Third Quarter 2004 Results

     AUSTIN, Texas--(BUSINESS WIRE)--October 19, 2004--Freescale Semiconductor (NYSE:FSL), a leading global semiconductor company focused on providing embedded processing and connectivity products to large, high-growth markets, today reported its financial results for the third quarter ended October 2, 2004. Highlights include:

     -- Net sales in the third quarter were $1.43 billion, compared to $1.23 billion in the third quarter of 2003 and $1.46 billion in the second quarter of 2004.

     -- Gross margins in the third quarter were 39.0% compared to 30.3% in the third quarter of 2003 and 38.4% in the second quarter of 2004.

     -- Net income for the third quarter was $57 million, or $.15 per share, compared to a loss of $106 million in the third quarter of 2003 and a profit of $43 million in the second quarter of 2004.

     -- Operating earnings in the third quarter of 2004 included $19 million of expenses related to the separation from Motorola, Inc. Excluding separation expenses, earnings per share in the third quarter would have been $.19.

     -- Freescale also announced plans to continue streamlining its operations and reducing SG&A expenses. The company plans to eliminate approximately 1,000 positions worldwide and record total restructuring charges in the fourth quarter of 2004 of approximately $65 million associated with these actions.

     "Reducing our infrastructure costs and rebalancing our resources generates savings that allow us to accelerate new product development, enhance technology leadership and drive greater customer intimacy across all our businesses," said Michel Mayer, chairman and CEO.

     Transportation and Standard Products

     The Transportation and Standard Products Segment reported net sales of $650 million in the third quarter of 2004, compared to $574 million in the third quarter of 2003 and $646 million in the second quarter of 2004. The segment's operating income was $74 million in the third quarter of 2004, compared to $38 million in the third quarter of 2003 and $60 million in the second quarter of 2004. The segment's sales growth was driven by strength in automotive applications as well as in sales through distribution, with particularly strong performance coming from 16-bit, 32-bit and sensor products. The company announced earlier today that General Motors has chosen Freescale's 32-bit MPC5500 family as the primary microcontrollers (MCUs) for engine control across its entire global range of vehicles. In addition, Siemens VDO Automotive announced it selected Freescale as a global supplier partner. Siemens VDO also announced it will adopt our MPC5500 family of 32-bit MCUs and supporting analog products across multiple engine and transmission applications.

     Networking and Computing Systems

     The Networking and Computing Systems Segment reported revenue of $361 million, compared to $308 million in the third quarter of 2003 and $398 million in the second quarter of 2004. The segment's operating income was $58 million in the third quarter of 2004, compared to $26 million in the third quarter of 2003 and $71 million in the second quarter of 2004. Key drivers in sales growth versus the year-ago quarter were the RF LDMOS technology platform, DSPs for baseband processing and our industry leading PowerQUICC(TM) communications processor family. On a sequential basis, an over supply of networking inventory and weaker overall market conditions led to the revenue decrease.

     Wireless and Mobile Solutions

     The Wireless and Mobile Solutions Segment reported net sales of $404 million in the third quarter of 2004, compared to $329 million in the third quarter of 2003 and $400 million in the second quarter of 2004. The segment's operating loss was $9 million in the third quarter of 2004, compared to a loss of $86 million in the third quarter of 2003 and a loss of $43 million in the second quarter of 2004.
     During the third quarter, Freescale became the first company to earn certification from the U.S. Federal Communications Commission for a high-rate UWB communications chipset (our XS110). This opened the door for commercial shipments of Freescale's XS110 chipset to customers who are designing our UWB technology into consumer electronic products. Following this certification, two leading vendors of Ultra-Wideband (UWB) modules publicly announced they will use Freescale's UWB chipsets for integration into modules they plan to sell to consumer electronics manufacturers -- providing immediate UWB integration into wireless products. We are the first -- and currently the only -- chip supplier that is shipping commercial silicon for UWB.

     Operating highlights

     Operating income for the third quarter of 2004 was $81 million or 5.7% of sales, including separation expenses of $19 million (1.3% of sales). The company reported an operating loss of $76 million for the third quarter of 2003 and operating income of $55 million or 3.8% of sales in the second quarter of 2004. Second quarter 2004 operating income included $41 million of separation expenses, representing 2.8% of net sales.
     Capital expenditures in the third quarter were $142 million and research and development expense totaled $229 million.

     Other

     Other includes the Metrowerks software business, other miscellaneous businesses and any factories in production start up, including the Crolles 300 mm facility. It also includes any corporate reorganization charges, separation expenses and miscellaneous income and expenses not attributable to any one of our business segments. Other reported an operating loss of $42 million in the third quarter of 2004 compared to a $54 million operating loss in the third quarter of 2003 and a loss of $33 million in the second quarter of 2004.

     Fourth Quarter 2004 Outlook

     For the fourth quarter of 2004, the company expects to report revenues of $1.40 to $1.45 billion, and gross margins of 38% to 39%. The company expects separation expenses of $25 million to $30 million ($.05 to $.06 per share) and pre-tax restructuring charges of approximately $65 million ($.13 per share) in the fourth quarter of 2004.

     Conference Call and Webcast

     Freescale Semiconductor's quarterly earnings call is scheduled to begin at 5:15 p.m. Central Time (USA), on Tuesday, October 19, 2004. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.
     The company uses certain non-GAAP financial measures in analyzing financial results because they are useful to investors and management in evaluating the company's ongoing operational performance. These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain events, such as the separation from Motorola, Inc. and restructuring charges. In addition, presentation of these non-GAAP financial measures enables investors to evaluate the company's performance under both the GAAP and pro forma measures that management uses to evaluate the company's performance. Where non-GAAP financial measures have been included in this press release, the company has reconciled the GAAP to the non-GAAP measures in the table below.

     Caution Regarding Forward-Looking Statements

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as expects, anticipates, plans, beliefs, estimates, will or words of similar meaning and include statements regarding the plans and expectations for the fourth quarter, the year and the future. Forward-looking statements are based on management's current expectations and assumptions, including but not limited to the following general underlying assumptions: the market for semiconductor products will grow over the long term; new technologies and applications will continue to be developed; and manufacturers of automotive, networking and wireless products will increasingly look to semiconductor providers for platform-level products and systems-on-a-chip. These assumptions are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We urge you to carefully consider the following important factors that could cause actual outcomes to differ materially from the expectations of the company and its management: a decline in market demand for our products; the loss of a major customer, or a substantial reduction in sales to any of our major customers; our ability to compete in products and prices in the intensely competitive and cyclical semiconductor industry; our reliance on, and the anticipated benefits of, third-party design and/or manufacturing relationships; our ability to license intellectual property from third parties and to protect the intellectual property we own; economic, social and political conditions in the countries in which we operate, or our customers or suppliers operate, including security risks, health conditions, possible disruption in transportation networks and fluctuations in foreign currency exchange rates; and the other risk factors discussed from time to time by the company in reports filed with the Securities and Exchange Commission.
     These and other risks are described in the company's registration statement on Form S-1 (File No. 333-111250) and in the company's other SEC filings. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

     About Freescale Semiconductor

     Freescale Semiconductor, Inc. (NYSE:FSL) is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. Freescale became a publicly traded company in July 2004 after more than 50 years as a sector of Motorola, Inc. (NYSE:MOT). The company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale Semiconductor's 2003 sales were $4.9 billion (USD). For more information: www.freescale.com.


                             Freescale Semiconductor
                       Condensed Statements of Operations
                                   (Unaudited)
                     (In millions, except per share amounts)


                                                         Three Months
                               Three Months Ended           Ended
                         ------------------------------ --------------
                             Oct 2,         Sept 27,       July 3,
                              2004            2003          2004
                         --------------  -------------- --------------
                         (Consolidated)    (Combined)   (Consolidated)

Net sales                $       1,430   $       1,225  $       1,461
Costs of sales                     872             854            900
                         --------------  -------------- --------------

Gross margin                       558             371            561
                         --------------  -------------- --------------
Selling, general and
 administrative                    230             185            225
Research and development           229             244            242
Reorganization of
 businesses                         (1)             18             (2)
Separation expenses                 19              --             41
                         --------------  -------------- --------------
Operating earnings
 (loss)                             81             (76)            55
                         --------------  -------------- --------------
Other income (expense):
 Interest expense, net              (5)            (34)            --
 Gains on sales of
  investments and
  businesses, net                   --              17             --
 Other                              (5)              1             (1)
                         --------------  -------------- --------------
 Total other income
  (expense)                        (10)            (16)            (1)
                         --------------  -------------- --------------
Net earnings (loss)
 before income taxes                71             (92)            54
Income tax expense                  14              14             11
                         --------------  -------------- --------------

Net earnings (loss)      $          57   $        (106) $          43
                         --------------  -------------- --------------

Earnings (loss) per
 common share:
------------------------
Basic                    $        0.15   $          --  $          --
Diluted                  $        0.15   $          --  $          --

Weighted average common
 shares outstanding:
------------------------
Basic                              384              --             --
Diluted                            390              --             --


                             Freescale Semiconductor
                            Condensed Balance Sheets
                     (In millions, except per share amounts)

                           December 31,     July 3,         Oct 2,
                               2003           2004           2004
                          -------------- -------------- --------------
                            (Combined)   (Consolidated) (Consolidated)
                                           (Unaudited)    (Unaudited)
ASSETS
Cash and cash equivalents $          87  $         713  $       2,173
Accounts receivable, net            327            539            581
Inventories                         693            679            713
Deferred income taxes                20             50             22
Other current assets                228            260            214
Assets held-for-sale                334             56             45
                          -------------- -------------- --------------

 Total current assets             1,689          2,297          3,748
                          -------------- -------------- --------------
Property, plant and
 equipment, net                   2,357          2,234          2,193
Investments                         126             38             34
Other assets                        277            260            311
                          -------------- -------------- --------------

 Total assets             $       4,449  $       4,829  $       6,286
                          -------------- -------------- --------------

LIABILITIES AND BUSINESS
 EQUITY
Notes payable
 and current portion
 of long-term debt        $          27  $         438  $           4
Accounts payable                    344            605            566
Accrued liabilities                 368            327            473
                          -------------- -------------- --------------

 Total current liabilities          739          1,370          1,043
                          -------------- -------------- --------------

Long-term debt                        2             --          1,250
Deferred income taxes                48             30             12
Other liabilities                   104            107            119

 Total
  business/stockholder's
  equity                          3,556          3,322          3,862
                          -------------- -------------- --------------
 Total liabilities and
  business/stockholder's
  equity                  $       4,449  $       4,829  $       6,286
                          -------------- -------------- --------------


                             Freescale Semiconductor
                          Condensed Segment Information
                                   (Unaudited)
                                  (In millions)

                                                         Three Months
                               Three Months Ended           Ended
                        -----------------------------  --------------
                            Oct 2,        Sept 27,        July 3,
                             2004           2003            2004
                        -------------- --------------  --------------
                        (Consolidated)   (Combined)      (Combined)
Net Sales:
Transportation and
 Standard Products      $         650  $         574   $         646
Networking and
 Computing Systems                361            308             398
Wireless and Mobile
 Solutions                        404            329             400
Other                              15             14              17
                        -------------- --------------  --------------

Segment totals          $       1,430  $       1,225   $       1,461
                        -------------- --------------  --------------

Operating Earnings
 (Loss):
Transportation and
 Standard Products      $          74  $          38   $          60
Networking and
 Computing Systems                 58             26              71
Wireless and Mobile
 Solutions                         (9)           (86)            (43)
Other                             (42)           (54)            (33)
                        -------------- --------------  --------------
 Operating earnings
  (loss)                           81            (76)             55
Total other income
 (expense)                        (10)           (16)             (1)
                        -------------- --------------  --------------
Net earnings (loss)
 before income taxes    $          71  $         (92)  $          54
                        -------------- --------------  --------------


     CONTACT: Freescale Semiconductor, Inc., Austin
              Investors:
              Mitch Haws, 512-895-2454
              mitch.haws@freescale.com
               or
              Media:
              Tim Doke, 512-895-1791
              tim.doke@freescale.com